UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.__)

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Cutwater Select Income Fund
(Name of Registrant as Specified in its Charter)

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CUTWATER SELECT INCOME FUND

113 KING STREET

ARMONK, NY 10504

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

DECEMBER 10, 2014

Armonk, New York

November 12, 2014

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholder to be held on December 10, 2014. The proxy statement and annual report to shareholders are available at http://www.cutwater.com/cutwater-select-income-fund-characteristics.aspx or by calling the Fund at (866) 333-6685.

TO THE SHAREHOLDERS OF

CUTWATER SELECT INCOME FUND:

The Special Meeting of Shareholders of Cutwater Select Income Fund (the “Fund”) will be held on December 10, 2014 at 10:30 a.m. Eastern Time, at the offices of Pepper Hamilton LLP, 899 Cassatt Road, Berwyn, Pennsylvania (the “Special Meeting”) for the following purpose:

To approve a new investment advisory agreement between the Fund and Cutwater Investor Services Corp.

The subject referred to above is discussed in detail in the Proxy Statement accompanying this notice. Each shareholder is invited to attend the Special Meeting in person. Shareholders of record at the close of business on October 27, 2014 are entitled to notice of and to vote at the meeting. If you cannot be present at the Special Meeting, we urge you to fill in, sign, and promptly return the enclosed proxy card in order that the Special Meeting can be held without additional expense and a maximum number of shares may be voted.

By order of the Board of Trustees,

Leonard I. Chubinsky Secretary

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR TAKE ADVANTAGE OF THE INTERNET VOTING PROCEDURES DESCRIBED IN THE PROXY STATEMENT. IF YOU VOTE USING THE ENCLOSED PROXY CARD, DATE AND SIGN THE CARD AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE. IF YOU CHOOSE TO VOTE AT THE SPECIAL MEETING IN PERSON, PLEASE CONTACT THE FUND AT (866) 333-6685 FOR DIRECTIONS TO THE MEETING LOCATION.

CUTWATER SELECT INCOME FUND

113 King Street

Armonk, NY 1050

We encourage you to read the full text of the enclosed Proxy Statement. For your convenience we also have provided answers to frequently asked questions relating to, and a brief summary of, the proposal to be voted on by shareholders at the special meeting of shareholders to be held on December 10, 2014 (the “Special Meeting”). By its very nature, the following “Frequently Asked Questions” section is a summary and is not intended to be as detailed as the discussion found later in the proxy materials. For that reason, the information in this section is qualified in its entirety by reference to the enclosed Proxy Statement to shareholders (“Proxy Statement”).

FREQUENTLY ASKED QUESTIONS

Q. What are shareholders being asked to vote upon?

A. You are receiving these proxy materials — a package that includes the Proxy Statement and your proxy card — because you have the right to vote on important matters concerning your investment in the Cutwater Select Income Fund (the “Fund”).

In summary, there is one proposal: (1) to approve a new investment advisory agreement between the Fund and Cutwater Investor Services Corp. (the “Adviser”), the investment adviser to the Fund, pursuant to which the Adviser would continue to serve as the investment adviser of the Fund (the “New Agreement”).

Q. Why am I being asked to vote on the proposed New Agreement?

A. On October 6, 2014, MBIA Inc. (“MBIA”) and The Bank of New York Mellon (“BNY Mellon”) announced an agreement pursuant to which BNY Mellon will acquire MBIA’s asset management business through the purchase of Cutwater Holdings, LLC (“CHL”) (d/b/a Cutwater Asset Management) (the “Transaction”). MBIA is primarily a monoline insurance company that is refocusing on its core municipal bond insurance business and is choosing to exit the asset management industry. The Adviser is a wholly-owned subsidiary of CHL, which is currently a wholly-owned subsidiary of MBIA. As a result of the Transaction the Adviser would become an indirect wholly owned subsidiary of BNY Mellon. The Transaction is expected to close in the beginning of the first quarter of 2015. You are not being asked to approve the Transaction. However, because consummation of the Transaction will constitute a change in control of the Adviser, under the Investment Company Act of 1940, as amended (the “1940 Act”), the Transaction will result in the assignment and automatic termination of the Fund’s current investment advisory agreement with the Adviser dated June 30, 2006 (the “Current Agreement”).

At a meeting held on October 21, 2014, the Board of Trustees (the “Board”) of the Fund approved the New Agreement under which the Adviser will continue to serve as the Fund’s investment adviser, subject to approval of the New Agreement by the Fund’s shareholders. Except for the time periods covered by the agreements, there are no material differences between the New Agreement and the Current Agreement. The Fund’s advisory fee rates will remain unchanged. The New Agreement is expected to take effect as soon as practicable after shareholder approval is obtained and the Transaction is consummated. The 1940 Act requires a shareholder vote to approve the New Agreement with the Adviser.

Q. Who will manage the Fund prior to the consummation of the Transaction and the approval of the proposed New Agreement?

A. The Adviser will continue to provide investment advisory services to the Fund, pursuant to the Current Agreement. If the Transaction is consummated prior to approval of the New Agreement by shareholders, the Current Agreement will terminate. During the period between the termination of the Current Agreement and the approval of the New Agreement by shareholders, the Adviser will continue to provide investment advisory services to the Fund, pursuant to an interim investment advisory agreement between the Fund and the Adviser

(the “Interim Agreement”). The Interim Agreement would only be necessary to the extent that the New Agreement is not approved by the Fund’s shareholders prior to the termination of the Current Agreement. The Interim Agreement is identical in all material respects — including the fee rates to be paid by the Fund — to the Current Agreement, except for the time periods covered by the agreement and escrow provisions relating to the Adviser’s advisory fees. The New Agreement will replace the Interim Agreement upon approval by shareholders.

Q. How does the change of control affect me?

A. The change of control of the Adviser is not expected to have an impact on the services received by the Fund, the operations of the Adviser or the fees payable by the Fund to the Adviser.

Q. Are there any benefits to the Fund and its shareholders that may result from the New Agreement?

A. The Board believes that the Fund and its shareholders will likely benefit from the Adviser becoming an indirect wholly-owned subsidiary of BNY Mellon and a part of BNY Mellon Investment Management’s multi-boutique asset management platform (the “BNY Mellon Platform”). BNY Mellon is part of the world’s sixth largest global asset manager, with approximately $1.65 trillion in assets under management as of September 30, 2014. As of the same date, CHL, representing MBIA’s asset management business, had approximately $21.9 billion in assets under management). BNY Mellon’s parent company, The Bank of New York Mellon Corporation, currently has a current market capitalization of over $40 billion, with credit ratings ranked among the highest in the Global Systemically Important Banks (G-SIB) peer group. It had total revenue of approximately $15 billion and net income of $2.19 billion in fiscal year ended December 31, 2013. In contrast, MBIA has a current market capitalization of approximately $2.29 billion and had total revenue of approximately $1.2 billion and net income of $250 million in the fiscal year ended December 31, 2013.

BNY Mellon Investment Management encompasses BNY Mellon’s affiliated investment management firms, wealth management services and global distribution companies. After completion of the acquisition, the Adviser will work closely with Insight Investment, one of BNY Mellon’s leading investment management boutiques. The proposed Transaction will benefit the Fund’s shareholders because of the advantages to be realized by the Adviser as a result of its affiliation with BNY Mellon. The pending sale of CHL to BNY Mellon will align the Adviser with a parent that has significant businesses and resources deployed in the asset management industry. BNY Mellon’s existing investment in human and technological resources that encompass critical areas of governance, risk management, portfolio management, fixed income analysis, and customer service in a global organization will be of significant value to the Fund and the Fund’s shareholders.

Given the increasing complexity of fixed income investing and the globalization of markets, a strong global platform provided by BNY Mellon will significantly enhance the Adviser’s capabilities to the benefit of all the Adviser’s clients, including the Fund. For instance, there is an ongoing debate about the “relative value” between interest rate curves across global fixed income markets and the impact that debate is having on the U.S. fixed income market. The impact, from the presence of overseas investors, such as sovereign wealth funds, on U.S. fixed income markets has led to an increase in volatility in the U.S. rates market and has direct implications on the Fund. The Adviser believes that having a comprehensive global perspective is increasingly important for successful fixed income investing and is a capability that will be enhanced at the Adviser as a result of the Adviser’ acquisition by BNY Mellon. In addition, the Fund’s investment strategy permits the Fund to invest in U.S. dollar denominated bonds of foreign issuers and being a part of BNY Mellon’s global Investment Management platform will enhance the Adviser’s ability to identify non-U.S. investment opportunities which ultimately will benefit all of the Adviser’s clients, including the Fund.1 In addition to enhanced global capabilities, becoming a part of the BNY Mellon Platform will provide the Adviser with access to additional

[1]	As of September 30, 2014, the Barclays U.S. Credit Index was comprised of the following types of issuers: (i) 65.87% in corporate, 15.65% in non-U.S. developed market, 7.96% in non-U.S emerging market, 7.38% in sovereign, and 3.14% in municipal. Source: Barclays, Cutwater Asset Management.

analytical resources resident at BNY Mellon Investment Management that will augment the existing resources at the Adviser in the below investment grade sector.2 As part of the BNY Mellon Investment Management platform, the Adviser will have access to the resources of a leading global financial institution. A combination of top down macro-economic analysis with bottom-up security selection utilizing deep fundamental research is, and will continue to be, a primary driver of the Fund’s performance.

Q. Who is paying the cost of soliciting the proxies?

A. The cost of soliciting the proxies will be paid by MBIA and BNY Mellon. The Fund is not incurring any costs for the proxy solicitation.

Q. What happens if the proposed New Agreement is not approved?

A. If the shareholders of the Fund do not approve the New Agreement, the Board will take such further action as it deems necessary and in the best interests of the shareholders of the Fund.

Q. How does the Fund’s Board recommend that I vote?

A. After careful consideration, the Board strongly recommends that you vote FOR the proposal on the enclosed proxy card.

Q. What vote is required to approve the proposal?

A. To be approved, the New Agreement must be approved by a “vote of a majority of the outstanding voting securities” of the Fund. The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the Fund entitled to vote thereon present at the Meeting or represented by proxy, if more than 50% of the Fund’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon.

Q. How do I place my vote?

A. You may provide the Fund with your vote by mail with the enclosed proxy card, by Internet by following the instructions in the proxy voting instructions, by telephone using the toll-free number listed in the proxy voting instructions, or in person at the Meeting. You may use the enclosed postage-paid envelope to mail your proxy card. Please follow the enclosed instructions to utilize any of these voting methods. If you need more information on how to vote, or if you have any questions, please call the Fund’ proxy solicitation agent at the telephone number below.

Q. Whom do I call for more information?

A. Should shareholders require additional information regarding the proxy or replacement proxy card, they may contact AST Funds Solutions, LLC, the Fund’s proxy solicitor, at (877) 361-7639.

YOUR VOTE IS IMPORTANT. THANK YOU FOR PROMPTLY RECORDING YOUR VOTE.

[2]	The Fund is permitted to invest up to 25% of its assets in securities rated below investment grade.

CUTWATER SELECT INCOME FUND

113 King Street

Armonk, NY 10504

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 10, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Cutwater Select Income Fund (the “Fund”) for use at the Special Meeting of Shareholders of the Fund to be held on December 10, 2014 at 10:30 a.m. (Eastern Time), at the offices of Pepper Hamilton LLP, 899 Cassatt Road, Berwyn, Pennsylvania, and at any adjournments thereof (the “Special Meeting”). A Notice of Special Meeting of Shareholders and proxy card accompany this Proxy Statement and were first sent or delivered to shareholders on or about November 12, 2014.

In addition to the solicitation of proxies by mail, proxies also may be solicited by telephone, telegraph, personal interview or via the Internet. The Fund has also requested brokers, dealers, banks or voting trustees, or their nominees, to forward proxy material to the beneficial owners of the Fund’s shares of beneficial interest. The enclosed proxy is revocable by you at any time prior to the exercise thereof by submitting a written notice of revocation or subsequently executed proxy to the Secretary of the Fund before or at the Special Meeting. Voting electronically or telephonically, or signing and mailing the proxy will not affect your right to give a later-dated proxy or to attend the Special Meeting and vote your shares in person. There is no shareholder statutory right of appraisal or dissent with respect to any matters to be voted on at the Special Meeting. The cost of soliciting proxies will be paid by MBIA Inc. (“MBIA”) and The Bank of New York Mellon (“BNY Mellon”).

THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE NUMBER OF SHARES REPRESENTED THEREBY AS DIRECTED OR, IN THE ABSENCE OF SUCH DIRECTION, “FOR” THE PROPOSAL TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND CUTWATER INVESTOR SERVICES CORP. (THE “PROPOSAL”), TO TRANSACT SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

The only matters that may be acted on at the Meeting are those stated in the notice of the special meeting. Accordingly, other than procedural matters including adjournments relating to the Proposal, no other business may properly come before the Special Meeting. If any such procedural matter requiring a vote of shareholders should arise, the persons named as proxies will vote on such procedural matters in accordance with their discretion.

The Fund’s shares of beneficial interest trade on the New York Stock Exchange under the ticker symbol “CSI”.

Only those shareholders owning shares as of the close of business on October 27, 2014 (the “Record Date”) may vote at the Special Meeting or any adjournment(s) or postponement(s) of the Special Meeting. There were 10,708,596 issued and outstanding shares of the Fund as of the Record Date. Each full share outstanding is entitled to one vote, and each fractional share outstanding is entitled to a proportionate share of one vote.

The presence, either in person or by proxy, of shareholders owning a majority of shares of the Fund entitled to vote at the Special Meeting shall constitute a quorum. If a quorum is present but sufficient votes to approve the Proposal are not received the persons named as proxies may propose one or more adjournments of the Special Meeting, to permit further solicitation of votes. Any adjournment will require the affirmative vote of a majority of those shares represented at the Special Meeting in person or by proxy. A shareholder vote may be taken for the Proposal in this Proxy Statement prior to any adjournment provided that there is a quorum. If the Proposal receives a sufficient number of votes for approval prior to any adjournment, the Proposal shall be deemed approved.

The Fund’s most recent Annual Report, including audited financial statements for the fiscal year ended March 31, 2014, is available without charge at http://www.cutwater.com/cutwater-select-income-fund-characteristics.aspx or upon request by writing to the Fund at the address set forth above or by calling the Fund at (866) 333-6685.

PROPOSAL 1: APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE

FUND AND CUTWATER INVESTOR SERVICES CORP.

Introduction:

The Board is requesting that the shareholders of the Cutwater Select Income Fund (the “Fund”) approve a new investment advisory agreement between the Fund and Cutwater Investor Services Corp. (the “Adviser”) (“New Agreement”). The Adviser has continuously served as the investment adviser to the Fund since June, 2005. Your approval of the New Agreement will not change the rate at which the Fund pays investment advisory fees to the Adviser with respect to services rendered by the Adviser to the Fund. The Board unanimously recommends that shareholders vote to approve the New Agreement.

Background:

On October 6, 2014, MBIA and BNY Mellon announced an agreement for BNY Mellon to acquire Cutwater Holdings, LLC (“CHL”), the parent of the Adviser, from MBIA (the “Transaction”). Once completed, the Transaction will result in a change of control of the Adviser. It is currently anticipated that the Transaction will be completed in the first quarter of 2015. Upon closing of the Transaction, BNY Mellon will indirectly own the Adviser. More information regarding the ownership structure and control persons of the Adviser as a result of the Transaction is included below in the section entitled “Information about the Adviser.”

Because the Transaction will result in a change of control of the Adviser (the “Change of Control”) and, pursuant to relevant provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), the investment advisory agreement between the Fund and the Adviser, dated October 31, 2005, as amended and restated on June 30, 2006 (“Current Agreement”), will effectively terminate. Consequently, the Trustees are requesting that shareholders approve the New Agreement to enable the Adviser to continue serving as the Fund’s investment adviser. The Current Agreement was last approved by shareholders on September 28, 2005 in connection the appointment of the Adviser as the Fund’s investment adviser.

Until shareholders approve the New Agreement or the Change of Control occurs, the Adviser will continue to provide services to the Fund pursuant to the Current Agreement. In order for the Adviser to provide uninterrupted services to the Fund if the Change of Control occurs prior to approval of the New Agreement by shareholders, the Board, at an in-person meeting held on October 21, 2014, approved an interim investment advisory agreement between the Fund and the Adviser, to be executed upon the Change of Control (“Interim Agreement”). During the period between the termination of the Current Agreement and the approval of the New Agreement by shareholders, the Adviser will continue to provide investment advisory services to the Fund under the Interim Agreement. The New Agreement will replace the Interim Agreement upon approval by shareholders.

At the in-person meeting held on October 21, 2014, the Board also approved the New Agreement, subject to shareholder approval. A discussion of the basis for the Board’s approval of the New Agreement is included below in the section entitled “Board Considerations in Approving the Interim and New Agreements.” Approval of the New Agreement will not raise the fees paid by the Fund or the Fund’s shareholders. The New Agreement is identical in all material respects to the Current Agreement, except that the date of its execution, effectiveness, and termination are changed. The effective date of the New Agreement will be either the date shareholders of the Fund approve the New Agreement or the date of the Change of Control, whichever occurs later.

COMPARISON OF THE CURRENT AGREEMENT, INTERIM AGREEMENT AND NEW AGREEMENT

The New Agreement is identical to the Current Agreement in all material aspects, except for the dates of its execution. The New Agreement is identical to the Interim Agreement in all material respects except that (i) the Interim Agreement has a maximum term of 150 days, (ii) the Trustees or a majority of a Fund’s outstanding shares may terminate the Interim Agreement with respect to such Fund at any time, without penalty, on not more than 10 days’ written notice; and (iii) the compensation earned by the Adviser under the Interim Agreement will be held in an escrow account until shareholders approve the New Agreement, after which the amount in the escrow account plus any interest will be paid to the Adviser. If shareholders do not approve the New Agreement, the Adviser will be paid, out of the escrow account, the lesser of: (1) any costs incurred in performing under the Interim Agreement (plus interest earned on that amount while in escrow); or (2) the total amount in the escrow account (plus interest earned).

SUMMARY OF THE NEW AGREEMENT

A description of the New Agreement is set forth below and is qualified in its entirety by reference to Exhibit A.

General.  Subject to the supervision of the Board, the Adviser will manage the investment and reinvestment of the Fund’s assets and administer its affairs. The Adviser shall regularly make decisions as to what securities to purchase and sell on behalf of the Fund and shall record and implement such decisions and shall furnish the Board of Trustees of the Fund with such information and reports regarding the Fund’s investments as the Adviser deems appropriate or as the Trustees of the Fund may reasonably request.

Compensation.  For services rendered, the Fund shall pay to the Adviser from the Fund’s assets each month an investment advisory fee at the annualized rate of 0.50% of the first $100,000,000 of the net asset value of the Fund on the last day of such month and 0.40% of the net asset value of the Fund on the last day of such month in excess of $100,000,000.

Brokerage.  Subject to the primary objective of obtaining the best available prices and execution, the Adviser will place orders for the purchase and sale of portfolio securities for the Fund with such broker-dealers as it may select from time to time, including brokers who provide statistical, factual and financial information and services to the Fund, to the Adviser, or to any other fund for which the Adviser provides investment advisory services. The Adviser is authorized to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction in such instances where the Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the Fund and to other funds for which the Adviser exercises investment discretion.

Liability.  In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the performance of duties of the Investment Adviser to the Fund, the Adviser shall not be subject to liabilities to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

Term.  The New Agreement is expected to remain in effect from the date it is approved by shareholders for an initial two-year term. Thereafter, if not terminated, the New Agreement shall continue for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board who are not parties to the New Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a majority of the outstanding voting securities of the Funds.

Amendment.  No amendment to the New Agreement is effective unless the terms of the amendment have been approved by the vote of a majority of Trustees of the Fund who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition to the contractual requirement stated above, no amendment of the New Agreement affecting the Fund shall be effective, to the extent required by the 1940 Act, until shareholders of the Fund approve such amendment in the manner required by the 1940 Act and the rules thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

Termination.  Under the terms of the New Agreement, the New Agreement may be terminated by the Fund at any time, without the payment of a penalty, on sixty days’ written notice to the Adviser of the Fund’s intention to do so, pursuant to action by the Board of Trustees of the Fund or pursuant to a vote of a majority of the outstanding voting securities of the Fund. The Adviser may terminate this Agreement at any time, without the payment of penalty on sixty days’ written notice to the Fund of its intention to do so. The New Agreement shall automatically terminate in the event of its assignment.

INFORMATION ABOUT THE ADVISER

The Adviser is a Delaware corporation registered as an investment adviser under the Advisers Act. Currently, the Adviser, is a direct wholly owned subsidiary of CHL, a Delaware limited liability company with principal offices at 113 King Street, Armonk, NY, 10504, and is an indirect wholly-owned subsidiary of MBIA, a Connecticut corporation with principal offices at 1 Manhattanville Rd., Suite 301, Purchase, NY, 10577. MBIA is a publicly held NYSE listed company and reporting company under the Securities Exchange Act of 1934. Upon the closing of the Transaction, the Adviser will continue to be wholly-owned by CHL and CHL will become a wholly owned subsidiary of BNY Mellon, which is a New York state-chartered bank that is regulated by the New York Department of Financial Services and is a member of the Federal Reserve System.

Set forth below are (i) the names of each officer of the Fund and their position with the Adviser; and (ii) the names of the principal executive officers and directors of the Adviser and their principal occupation. The address of each person in the table below is 113 King Street Armonk, NY, 10504.

Name and Address	Position with the Fund	Positions with the Adviser/Principal Occupation

Clifford D. Corso	President and Chief Executive Officer	Director and Chief Executive Officer

William C. Fallon	N/A	Director of the Adviser; President and Chief Operating Officer, MBIA Inc.

E. Gerard Berrigan	N/A	Director and Head of Portfolio Management

Joseph L. Sevely	Vice President, Treasurer and Chief Financial Officer	Director and Chief Financial Officer

Michelle C. Houck	Vice President and Chief Compliance Officer	Chief Compliance Officer and Chief Legal Officer

Leonard I. Chubinsky	Secretary	Senior Corporate Counsel

Gautam Khanna	Vice President	Managing Director, Portfolio Management

Robert Claiborne	Vice President	Director, Portfolio Management Credit

Thomas Stabile	Assistant Treasurer	Director, Administrative Services

The Adviser acts as an investment adviser or sub-adviser to the following registered open-end management investment companies with an investment objective similar to the Fund.

Fund	Advisory/Sub-Advisory Fee Rate		Approximate Fund Size (millions)
Cutwater Investment Grade Bond Fund	0.50	%*	$38
AAM Cutwater Select Income Fund	0.20	%**	$26.4

*	The Adviser has voluntarily agreed to reduce its investment advisory fee and/or reimburse certain expenses of the Fund to the extent necessary to ensure that the Fund’s total operating expenses (excluding any class-specific fees and expenses, interest, extraordinary items and brokerage commissions) do not exceed 0.85% (on an annual basis) of the Fund’s average daily net assets (the “Expense Limitation”).
**	As a sub-advisor primarily providing portfolio management services for which it has subcontracted with and is overseen by another investment adviser.

None of the Independent Trustees (defined below), and no immediate family member of any Independent Trustee, owns securities of the Adviser, or any control person of the Adviser. Mr. Brown is an “interested person” (as defined in the 1940 Act) of the Fund because he owns shares of MBIA Inc., of which the Adviser is an indirect wholly-owned subsidiary. None of the Independent Trustees (defined below), and no immediate family member of any Independent Trustee, currently owns securities of BNY Mellon, or any control person of the Adviser.

BOARD CONSIDERATIONS IN APPROVING THE INTERIM AND NEW AGREEMENTS

Before considering the Interim Agreement and New Agreement, the Board of Trustees (the “Board” or “Trustees”), including the Trustees who are not “interested persons” (“Independent Trustees”) within the meaning of Section 2(a)(19) of the 1940 Act, requested and received information about the Adviser, the Transaction, the Change of Control and any anticipated impact of the Transaction or the Change of Control on the Fund and its shareholders. In determining whether to approve the Interim Agreement and New Agreement, the Trustees considered information provided by the Adviser in conjunction with the October 21, 2014 in-person meeting. At the meeting, the Board, including a majority of the Independent Trustees, unanimously approved the Interim Agreement and New Agreement.

In determining whether to approve the Interim Agreement and New Agreement, the Trustees considered information provided by the Adviser in accordance with Section 15(c) of the 1940 Act. The Trustees considered information that the Adviser provided regarding (i) the services performed for the Fund, (ii) the size and qualifications of the Adviser’s portfolio management staff, (iii) any potential or actual material conflicts of interest which may arise in connection with a portfolio manager’s management of the Fund, (iv) investment performance, (v) the capitalization and financial condition of the Adviser along with the respective capitalization and financial condition of MBIA and BNY Mellon, (vi) brokerage selection procedures, (vii) the procedures for allocating investment opportunities between the Fund and other clients, (viii) results of any independent audit or regulatory examination, including any recommendations or deficiencies noted, (ix) any litigation, investigation or administrative proceeding which may have a material impact on the Adviser’s ability to service the Fund, (x) compliance with the Fund’s investment objectives, policies and practices (including codes of ethics and proxy voting policies), federal securities laws and other regulatory requirements, (xi) its proxy voting policies, and (xii) the Change of Control and the impact of the resulting change of control on the services provided by the Adviser. The Adviser also provided its current Form ADV for the Trustees’ review and consideration. The Trustees also received and reviewed a memorandum from legal counsel regarding the legal standard applicable to their review of the Interim Agreement and New Agreement. The Trustees also reviewed comparative performance data, comparative statistics and fee data for the Fund relative to other funds in its peer group.

At the in-person meeting on October 21, 2014, representatives from the Adviser and BNY Mellon Investment Management, joined the meeting and discussed the Change of Control, including the background of and reasons for the Change of Control. They also discussed the Adviser’s history, performance, investment strategy, and compliance program in connection with the proposed New Agreement.

Consideration of the Transaction and Change of Control.  The Board received information from the representatives of the Adviser and BNY Mellon Investment Management regarding the planned inclusion of the Adviser into BNY Mellon Investment Management’s multi-boutique asset management platform (the “BNY Mellon Platform”) with approximately $1.65 trillion in assets under management worldwide, noting that the BNY Mellon Platform’s assets under management were substantially larger than CHL’s assets under management, representing MBIA’s asset management business, of approximately $21.9 billion. Representatives of the Adviser informed the Board of their belief that these enhanced resources as a result of the Transaction would be beneficial to its performance of advisory services to the Fund on a going forward basis. BNY Mellon and its affiliates constitute a global leader in investment management and investment services, with significant scale, scope and stability. BNY Mellon’s parent company, The Bank of New York Mellon Corporation, has a current market capitalization of over $40 billion and had total revenue of approximately $15 billion and net income of $2.19 billion in the fiscal year ended December 31, 2013. In contrast, MBIA has a current market capitalization of approximately $2.29 billion and had total revenue of approximately $1.2 billion and net income of $250 million in the fiscal year ended December 31, 2013.

The Board was informed that after the Change of Control the Adviser would be anticipated to operate within the BNY Mellon Platform as an autonomous affiliated investment advisory firm working closely with Insight Investment Management Limited (“Insight”), another investment manager on the BNY Mellon Platform. Insight is one of Europe’s leading investment managers in the fixed income and liability risk management markets with approximately $495 billion in assets under management. The representatives from the Adviser and BNY Mellon Investment Management stated their belief that the proposed Transaction will benefit the Fund’s shareholders because of the advantages to be realized by the Adviser, as a result of its affiliation with BNY Mellon. The pending sale of CHL to BNY Mellon will align the Adviser with a parent that has significant businesses and resources deployed in the asset management industry. BNY Mellon’s existing investment in human and technological resources that encompass critical areas of governance, risk management, portfolio management, fixed income analysis, and customer service in a global organization will be of significant value to the Fund and the Fund’s shareholders.

It is expected that the collaboration between the Adviser and Insight will provide the Adviser with increased technological and analytical resources in the global fixed income markets, particularly the fixed income markets of emerging countries. The Adviser emphasized the benefit of these additional resources given the increasing complexity of fixed income investing and the globalization of markets. For instance, there is an ongoing debate about the “relative value” between interest rate curves across global fixed income markets and the impact that debate is having on the U.S. fixed income market. The impact, from the presence of overseas investors, such as sovereign wealth funds, on U.S. fixed income markets has led to an increase in volatility in the U.S. rates market and has direct implications on the Fund. The Adviser believes that having a comprehensive global perspective is increasingly important for successful fixed income investing and is a capability that will be enhanced at the Adviser as a result of BNY Mellon’s acquisition of CHL. In addition, the Fund’s investment strategy permits the Fund to invest in U.S. dollar denominated bonds of foreign issuers and being a part of the BNY Mellon Platform will enhance the Adviser’s ability to identify non-U.S. investment opportunities. In addition to enhanced global capabilities, becoming a part of the BNY Mellon Platform will provide the Adviser with access to additional analytical resources resident at BNY Mellon Investment Management that will augment the existing resources at the Adviser in the below investment grade sector. As part of the BNY Mellon Platform, the Adviser will have access to the resources of a leading global financial institution. A combination of top down macro-economic analysis with bottom-up security selection utilizing deep fundamental research is, and will continue to be, a primary driver of the Fund’s performance. In addition, while the Adviser does not anticipate using BNY Mellon, Insight, or their affiliates for executing the Fund’s brokerage transactions, to the extent the Advsier were to use BNY Mellon, Insight or their affiliates for such transactions, they would be effected in conformance with the 1940 Act and the rules thereunder.

In connection with the Trustees’ review of the Interim Agreement and New Agreement, the representatives from the Adviser and BNY Mellon emphasized that: (i) there will be no reduction in the nature, quality, or extent of services currently provided to the Fund and its shareholders as a result of the Change of Control; (ii) no material adverse effects on the Adviser’s financial condition are anticipated as a result of the Change of Control; and (iii) no material changes in the Adviser’s personnel or operations were contemplated. In addition, the Board was informed that terms of the Transaction included provisions whereby MBIA and BNY Mellon had agreed to bear the direct costs that would otherwise be borne by the Fund associated with the Change in Control, including proxy statement and shareholder solicitation costs to approve the New Agreement, and related legal costs. The Board also discussed with the Adviser certain terms of the Transaction agreement, including the fact that MBIA would receive financial consideration from BNY Mellon, and related conflicts of interest that the Adviser or MBIA may have recommending the approval of the New Agreement in view of the financial consideration MBIA stands to receive as a result of the consummation of the Transaction.

Finally, the Board was informed that MBIA and BNY Mellon have made certain covenants in the Transaction agreement regarding compliance with Section 15(f) of the 1940 Act, which, in pertinent part, provides a safe harbor for the receipt by an investment advisor or any of its affiliated persons of any amount or benefit in connection with certain transactions, such as the Transaction, involving an assignment of an investment management services agreement as long as two conditions are satisfied.

The first condition requires that no “unfair burden” be imposed on the investment company as a result of the Transaction, or as a result of any express or implied terms, conditions or understandings applicable to the Transaction. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control whereby the investment advisor (or predecessor or successor investment advisor), or any interested person of any such investment advisor, receives or is entitled to receive any compensation, directly or indirectly, from such investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of such investment company (other than bona fide ordinary fees for principal underwriting services). No such compensation arrangements are contemplated in the Transaction. MBIA and BNY Mellon have agreed to refrain from imposing or seeking to impose, for a period of two years after the closing of the Transaction, any “unfair burden” on the Fund.

The second condition requires that, during the three-year period immediately following the closing of such transactions, at least 75% of the investment company’s board of directors or trustees not be “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the investment advisor or predecessor investment advisor. The Fund’s Board currently complies with such requirement and will continue to comply with such condition for the three-year period following the close of the Transaction. MBIA and BNY Mellon have agreed to refrain from acting in a manner that would prevent the 75% requirement from continuing to be met for the three-year period following the close of the Transaction.

In light of the foregoing, the Board concluded that the Transaction was not likely to negatively impact the Adviser’s ability to continue to provide advisory services to the Fund under the New Agreement at at least an equivalent level of quality as those that the Fund currently received under the Current Agreement nor did the continued receipt of advisory services under the New Agreement present foreseeable risks to the Fund or its shareholders as a result of the Transaction.

Consideration of the New Agreement.  In addition to the information provided by the Adviser as described above, the Trustees also considered all other factors they believed to be relevant to evaluating the Interim Agreement and New Agreement, including the specific matters discussed below. In their deliberations, the Trustees did not identify any particular information that was controlling, and different Trustees may have attributed different weights to the various factors. However, the Trustees determined that the overall arrangements with the Adviser with respect to the Fund, as provided in the Interim Agreement and New Agreement, including the proposed investment advisory fees, are fair and reasonable in light of the services to be performed, expenses incurred and such other matters as the Trustees considered relevant. Factors evaluated included: (i) the terms and conditions of the Interim Agreement and New Agreement, including that the contractual fees to be paid by the Fund to the Adviser under the Interim Agreement and New Agreement will remain the same; (ii) the Board’s review of the Current Agreement at the in-person meeting on September 10, 2014 as required by the 1940 Act and their determination at that time that (a) the Adviser had the capabilities, resources, and personnel necessary to provide the satisfactory investment advisory services to the Fund and (b) the investment advisory fees to be paid to the Adviser, represent reasonable compensation to the Adviser in light of the services provided, the costs to the Adviser of providing those services, economies of scale, and the fees and other expenses paid by similar funds and such other matters that the Board considered relevant in the exercise of their reasonable judgment; and (iii) the operations of the Adviser are not expected to change as a result of the Change of Control. Certain of these considerations are discussed in more detail below.

In making their decision relating to the approval of the Interim Agreement and New Agreement, the Trustees gave attention to the information furnished. The following discussion, however, identifies the primary factors taken into account by the Trustees and the conclusions reached in approving the Interim Agreement and New Agreement.

Nature, Extent, and Quality of Services.  The Trustees considered the services provided by the Adviser to the Fund and its shareholders. In reviewing the nature, extent, and quality of services, the Board considered that the Interim Agreement and New Agreement will be substantially similar to the Current Agreement. The Trustees considered the Adviser’s personnel and the depth of the Adviser’s personnel who possess the experience to provide investment management services to the Fund. Based on the information provided by the Adviser, including that no material changes are expected as a result of the Change of Control in the Adviser’s personnel or operations, the Trustees concluded that (i) the nature, extent and quality of the services provided by the Adviser are appropriate and consistent with the terms of the Interim Agreement and New Agreement, (ii) the quality of those services has been consistent with industry norms, (iii) the Fund is likely to benefit from the continued provision of those services by the Adviser, (iv) the Adviser has sufficient personnel, with the appropriate education and experience, to serve the Fund effectively and has demonstrated its continuing ability to attract and retain qualified personnel, and (v) the satisfactory nature, extent, and quality of services currently provided to the Fund and its shareholders is likely to continue under the Interim Agreement and New Agreement.

Investment Performance.  The Board considered the overall investment performance of the Adviser and the Fund since the Adviser was appointed the Fund’s investment adviser on June 2, 2005. Trustees gave appropriate consideration to their review of investment performance presented in connection with the approval of the Interim Agreement and New Agreement at the October 21, 2014 in-person meeting and the approval of the Adviser’s investment advisory agreement at the September 10, 2014 in-person meeting. At the meetings, the Trustees reviewed and considered comparative performance data and the Fund’s performance relative to eight (8) other non-leveraged investment grade corporate bond closed-end funds with similar investment objectives, strategies and policies (the “Peer Group”) and its respective benchmark index, the Barclays U.S. Credit Index, which is comprised primarily of U.S. investment grade corporate bonds, and its peer group rankings.3 The Trustees noted that the Fund outperformed its Peer Group average and benchmark, as measured by net asset value, for the one, three, five and ten year periods ended June 30, 2014 and September 30, 2014.

In addition, the Trustees also noted the Fund’s NAV and market price performance for the one, three, five and ten year periods relative to (i) a peer group of funds in its Morningstar category (taxable corporate bond closed-end funds) that consisted of 11 closed-end funds, and (ii) a subset of the Morningstar category consisting

[3]

The Peer Group consisted of the following closed-end funds: Fort Dearborn Income Securities, Inc.; Invesco Bond Fund; MFS Intermediate Income Trust; Montgomery Street Income Securities, Inc.; Morgan Stanley Income Securities, Inc.; TransAmerica Income Shares Inc.; Western Asset Income Fund; and Western Asset Investment Grade Defined Opportunity Trust Inc. The average and median net assets of the Peer Group’s are approximately $241 million and $185 million, respectively, based on each fund’s latest Form N-Q or N-CSR filing.

of the unlevered funds (see table below). In particular, the Trustees noted the Fund had outperformed the returns of its peer funds in its Morningstar category based on both NAV and market price for each of the periods.

NAV and Price Return Summary*

(as of October 16, 2014)

NAV Return	1 Year	3 Years**	5 Years**	10 Years**
Cutwater Select Income Fund	11.05%	8.42%	9.18%	6.49%
Morningstar CEF Category Average*	9.88%	8.26%	8.45%	6.24%
Morningstar CEF Category (excluding levered funds) Average*	9.38%	7.90%	8.02%	6.23%
Barclays U.S. Credit Index	7.99%	5.69%	6.51%	5.53%

Market Price Return
Cutwater Select Income Fund	17.44%	8.44%	10.80%	7.13%
Morningstar CEF Category Average*	10.90%	6.45%	7.45%	6.28%
Morningstar CEF Category (excluding levered funds) Average*	10.88%	5.31%	7.10%	6.54%
Barclays U.S. Credit Index	7.99%	5.69%	6.51%	5.53%

*	Information is sourced from MorningStar.com and is based on Morningstar Taxable Corporate Bond CEF Category of 11 Closed End Funds, 9 Total Funds for the 10 year period, 5 Unlevered Funds for 10 year period. Morningstar Peer Group Average and Unlevered Peer Group Average excludes the performance of the Fund.

**	Annualized.

The Trustees also noted their review and evaluation of the Fund’s investment performance on an on-going basis throughout the year. The Trustees considered the consistency of performance results and the short-term and long-term performance of the Fund. They concluded that the performance of the Fund and the Adviser represented superior performance relative to other fixed-income closed-end funds with similar investment objectives, strategies and policies. The Board also concluded that neither the Change of Control nor the Interim Agreement and New Agreement would likely have an adverse effect on the investment performance of the Fund because (i) the Adviser does not currently expect the Change of Control to cause any material change to the Fund’ portfolio management team responsible for investment performance, which the Board found to be satisfactory, and (ii) as discussed in more detail below, the Fund’ expenses are not expected to increase as a result of the Change of Control.

Comparative Expenses.  The Trustees considered the costs of the services provided by the Adviser, the compensation and benefits received by the Adviser in providing services to the Fund, as well as the Adviser’s profitability. The Trustees were provided with and had reviewed MBIA’s financial statements for the fiscal year ended December 31, 2013. In addition, the Trustees considered any direct or indirect revenues received by affiliates of the Adviser. The Trustees were satisfied that the Adviser’s profits were sufficient to continue as a viable concern generally and as investment adviser of the Fund specifically. The Trustees concluded that the Adviser’s fees and profits (if any) derived from its relationship with the Fund in light of the Fund’s expenses were reasonable in relation to the nature and quality of the services provided, taking into account the fees charged by other investment advisers for managing comparable funds with similar strategies. The Trustees noted

that the Fund’s advisory fee was in line with the average and median advisory fee of the Peer Group. The Trustees also concluded that the overall expense ratio of the Fund was reasonable, taking into account the size of the Fund, the quality of services provided by the Adviser, and the investment performance of the Fund. On the basis of these considerations, together, with the other information it considered, the Board determined that the investment advisory fee to be received by the Adviser under the New Agreement is reasonable in light of the services to be provided. The Trustees considered whether the Change of Control would impact the services currently being provided to the Fund. Based on the information provided at the meeting, the Trustees concluded that there would not be any material impact on the expenses of the Fund and services provided to the Fund as a result of the Change of Control.

Economies of Scale.  The Trustees considered the extent to which economies of scale would be realized relative to fee levels as the Fund grows, and whether the advisory fee levels reflect these economies of scale for the benefit of shareholders. The Trustees determined that economies of scale would be achieved at higher asset levels for the Fund to the benefit of Fund shareholders due to break-points reduction in the advisory fee of 10 basis points on assets in excess of $100 million. However, the Trustees noted that the opportunity for asset growth was limited because the Fund is a closed-end fund.

Conclusion.  After consideration of all the factors, taking into consideration the information presented at the meetings and deliberating in executive session, the entire Board, including the Independent Trustees, unanimously approved the Interim Agreement and New Agreement. The Board concluded that the investment advisory fee rate under the Interim Agreement and New Agreement is reasonable in relation to the services provided and that execution of such agreement is in the best interests of the shareholders of the Fund. The Trustees also concluded that the investment advisory fees are at acceptable levels in light of the quality of services provided to the Fund; that the advisory fee schedule would not be increased and would stay the same for the Fund; that the total expense ratio would not change materially; and that the Adviser had represented that the overall expenses for the Fund are not expected to be adversely affected by the Change of Control. On these bases, the Trustees concluded that the proposed investment advisory fees for the Fund are reasonable. In arriving at their decision, the Trustees did not identify any single matter as controlling, but made their determination in light of all the circumstances.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, ACTING UNANIMOUSLY STRONGLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

VOTE REQUIRED

Approval of the Proposal requires an affirmative vote of the lesser of (i) 67% or more of the Fund’s shares present at the special meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund.

Abstentions and broker non-votes (proxy cards received by the Fund from brokers or nominees when the broker or nominee has not received instructions from the beneficial owner or other persons entitled to vote and has no discretion to vote on a particular matter) will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. Abstentions will have the effect of a “no” vote on the Proposal. Broker non-votes will not count as votes cast. Thus, a broker non-vote has no effect on the voting in determining whether a proposal has been adopted by 67% or more of the Fund’s shares present at the Meeting, if more than 50% of the outstanding shares (excluding broker non-votes) of the Fund are present or represented. However, for purposes of determining whether a proposal has been adopted by more than 50% of the outstanding shares of a Fund, a broker non-vote has the same effect as a vote against that proposal because shares represented by a broker non-vote are considered to be outstanding shares.

The proposal contained in this proxy statement is not considered a routine matter as to which brokers may vote without instructions.

ADDITIONAL INFORMATION

Other Service Providers

BNY Mellon Investment Servicing (US) Inc. currently serves as the Fund’s administrator, accounting and transfer agent for which it received $233,962 for such services for the fiscal year ended March 31, 2014. BNY Mellon serves as the Fund’s custodian for which it received $22,607 for such services for the fiscal year ended March 31, 2014.

Solicitation Information

The cost of preparing, printing and mailing the enclosed proxy card and this Proxy Statement, and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone or telegraph, will be paid by MBIA and BNY Mellon. In addition to solicitation by mail, representatives of the Adviser, certain officers and representatives of the Fund, and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram, electronically or personally. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Fund has engaged AST Funds Solutions, LLC, a proxy services provider to assist it in its proxy solicitation efforts including solicitation of proxies by telephone, telegram, electronically or personally. The anticipated cost of soliciting proxies is approximately $40,000.

If a shareholder wishes to participate in the Special Meeting, the shareholder may submit the proxy card originally sent with this Proxy Statement, vote by telephone, or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy card, they may contact AST Funds Solutions, LLC, the Fund’s proxy solicitor, at (877) 361-7639.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 30(h) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require the Fund’s executive officers, Trustees and 10% shareholders (collectively, “Reporting Persons”), to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of equity securities of the Fund. Reporting Persons are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file. To the Fund’s knowledge, based solely on review of the copies of such reports furnished to the Fund during the fiscal year ended March 31, 2014, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with, except that the Adviser did not timely file a Form 3. The filing was required solely as a result of becoming investment adviser to the Fund and was not related to any transactions in the Fund.

Security Ownership of Certain Owners

To the Fund’s knowledge, no person owned beneficially 5% or more of the outstanding shares of the Fund as of the Record Date, except that, based on Schedule 13G and/or 13D filings through the Record Date, the following information with respect to beneficial ownership of more than 5% of the outstanding voting shares has been reported:

Title of Class	Name and Address	Percentage Ownership of Fund	Total Number of Shares
Shares of Beneficial Interest	First Trust Portfolios L.P.* First Trust Advisors L.P.* The Charger Corporation* 120 East Liberty Drive Suite 400 Wheaton, IL 60187	14.68%	1,571,595
Shares of Beneficial Interest	Karpus Management, Inc.** 183 Sully’s Trail Pittsford, New York 14534	8.59%	919,887

*	These entities filed a combined Schedule 13G for the share amount and percentage shown.

**	This entity filed a Schedule 13D/A for the share amount and percentage shown.

As of the Record Date, Cede & Co. held approximately 92.83% of the outstanding voting shares of the Fund. (Cede & Co. is the nominee name for The Depository Trust Company, a large clearing house that holds shares in its name for banks, brokers and institutions in order to expedite the sale and transfer of stock.)

Each Trustee’s individual shareholdings of the Fund constituted less than 1% of the outstanding shares of the Fund, and as a group, the Trustees and officers of the Fund owned less than 1% of the shares of the Fund.

Shareholder Proposals

Proposals intended to be presented by shareholders for consideration at the 2015 Annual Meeting of Shareholders must be received by the Secretary of the Fund at the Fund’s principal office no later than January 15, 2015 in order to be considered for inclusion in the proxy statement for that meeting. Shareholder proposals are subject to certain requirements under the federal securities laws and must be submitted in accordance with these requirements. Shareholders who wish to make a proposal at the Fund’s 2015 Annual Meeting of Shareholders, other than one that will be included in the Fund’s proxy materials, must notify the Fund no later than March 2, 2015. If a shareholder who wishes to present a proposal fails to notify the Fund by this date, the proxies solicited for the meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the applicable proxy rules. Pursuant to the Fund’s Declaration of Trust and By-Laws, the Trustees shall call a meeting of shareholders for the purpose of voting upon the question of removal of one or more Trustees upon the written request of not less than 10% of the outstanding shares of the Fund.

Other Matters

Neither the Board of Trustees nor management know of any matters to be presented at the Special Meeting other than those mentioned in this Proxy Statement.

By Order of the Trustees,

Leonard I. Chubinsky Secretary, Cutwater Select Income Fund

Dated: November 12, 2014

IF YOU CANNOT ATTEND THE SPECIAL MEETING, IT IS REQUESTED THAT YOU COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED SO THAT THE MEETING MAY BE HELD AND ACTION TAKEN ON THE MATTERS DESCRIBED HEREIN WITH THE GREATEST POSSIBLE NUMBER OF SHARES PARTICIPATING.

EXHIBIT A

FORM OF

CUTWATER SELECT INCOME FUND

INVESTMENT ADVISORY AGREEMENT

AGREEMENT, made by and between CUTWATER SELECT INCOME FUND, a Delaware statutory trust (hereinafter called the “Fund”), and Cutwater Investor Services Corp., a Delaware corporation (hereinafter called the “Investment Adviser”).

W I T N E S S E T H:

WHEREAS, the Fund has been organized and operates as an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) and engages in the business of investing and reinvesting its assets in securities, and the Investment Adviser is a registered Investment Adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) and engages in the business of providing investment management services; and

WHEREAS, the Fund has selected the Investment Adviser to serve as the investment adviser for the Fund; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1. The Fund hereby employs the Investment Adviser to manage the investment and reinvestment of the Fund’s assets and to administer its affairs, subject to the direction of the Board of Trustees and officers of the Fund for the period and on the terms hereinafter set forth. The Investment Adviser hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or to represent the Fund in any way, or in any way be deemed an agent of the Fund. The Investment Adviser shall regularly make decisions as to what securities to purchase and sell on behalf of the Fund and shall record and implement such decisions and shall furnish the Board of Trustees of the Fund with such information and reports regarding the Fund’s investments as the Investment Adviser deems appropriate or as the Trustees of the Fund may reasonably request. Subject to compliance with the requirements of the 1940 Act, the Investment Adviser may retain as a sub-adviser to the Fund, at the Investment Adviser’s own expense, any investment adviser registered under the Advisers Act.

2. The Fund shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders’ meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; and taxes. Officers and employees of the Investment Adviser may be trustees, directors, officers and employees of the funds of which the Investment Adviser serves as investment adviser. Officers and employees of the Investment Adviser who are directors, officers and/or employees of the Fund shall not receive any compensation from the Fund for acting in such dual capacity.

In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Fund and Investment Adviser may share facilities common to each, with appropriate proration of expenses between them.

3. (a) The Investment Adviser shall place and execute Fund orders for the purchase and sale of portfolio securities with broker-dealers. Subject to the primary objective of obtaining the best available prices and execution, the Investment Adviser will place orders for the purchase and sale of portfolio securities for the Fund with such broker-dealers as it may select from time to time, including brokers who provide statistical, factual and financial information and services to the Fund, to the Investment Adviser, or to any other fund for which the Investment Adviser provides investment advisory services. Broker-dealers who sell shares of the funds of which the Investment Adviser is investment adviser shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and National Association of Securities Dealers, Inc.

(b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Trustees and officers of the Fund, the Investment Adviser is authorized to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction in such instances where the Investment Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Adviser’s overall responsibilities with respect to the Fund and to other funds for which the Investment Adviser exercises investment discretion.

4. As compensation for the services to be rendered to the Fund by the Investment Adviser under the provisions of this Agreement, the Fund shall pay to the Investment Adviser from the Fund’s assets each month an investment advisory fee at the annualized rate of 0.50% of the first $100,000,000 of the net asset value of the Fund on the last day of such month and 0.40% of the net asset value of the Fund on the last day of such month in excess of $100,000,000. The net asset value of the Fund shall be defined as the total assets of the Fund, less its liabilities, and shall be determined in accordance with any instructions of the Board of Trustees.

If this Agreement shall become effective subsequent to the first day of the month, or shall terminate before the last day of the month, the Investment Adviser’s compensation for such fraction of the month shall be determined by applying the foregoing percentages to the average of the weekly net asset values of the Fund during such fraction of a month (or if none, to the net asset value of the Fund as calculated on the last day of the preceding month on which the New York Stock Exchange was open for trading) and in the proportion that such fraction of a month bears to the entire month.

If this Agreement is terminated prior to the end of any calendar month, the management fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days during which the Agreement is in effect bears to the number of calendar days in the month.

5. The services to be rendered by the Investment Adviser to the Fund under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

6. The Investment Adviser, its officers, employees, and agents may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Fund or to any other investment company, corporation, association, firm or individual.

7. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the performance of duties of the Investment Adviser to the Fund, the Investment Adviser shall not be subject to liabilities to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected

A-2

with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

8. This Agreement shall be executed and become effective as of the date written below. The Agreement will continue in effect for an initial term of two years from the Effective Date (defined below) and may continue thereafter from year to year if specifically approved at least annually by the “vote of a majority of the outstanding voting securities” of the Fund or by the Board and, in either event, by the vote of a majority of the Trustees who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for such purpose. No amendment to this Agreement shall be effective unless the terms thereof have been approved by the vote of a majority of Trustees of the Fund who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Fund at any time, without the payment of a penalty, on sixty days’ written notice to the Investment Adviser of the Fund’s intention to do so, pursuant to action by the Board of Trustees of the Fund or pursuant to a vote of a majority of the outstanding voting securities of the Fund. The Investment Adviser may terminate this Agreement at any time, without the payment of penalty on sixty days’ written notice to the Fund of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Fund to pay to the Investment Adviser the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment.

9. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

10. For the purposes of this Agreement, the terms “vote of a majority of the outstanding voting securities”; “interested persons”; and “assignment” shall have the meaning defined in the 1940 Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed on their behalf by their respective officers thereunto duly authorized all as of                     , 2015 (the “Effective Date”).

Cutwater Select Income Fund

By:
Clifford Corso
President

Cutwater Investor Services Corp.

By:
Clifford Corso
President

A-3

FORM OF PROXY CARD

PROXY SOLICITED BY THE BOARD OF TRUSTEES

OF CUTWATER SELECT INCOME FUND

P R O X Y

The undersigned hereby appoints Robert Claiborne, Gautam Khanna, Leonard Chubinsky and Thomas Stabile, each of them proxies, with full powers of substitution and revocation, to attend the Special Meeting of Shareholders of Cutwater Select Income Fund to be held at the offices of Pepper Hamilton LLP, 899 Cassat Road, Berwyn, Pennsylvania at 10:30 a.m. (Eastern Time) on December 10, 2014 and any adjournments thereof and to vote all shares which the undersigned would be entitled to vote if personally present, upon the following matters, as set forth in the Notice of Special Meeting of Shareholders, and upon such other business as may properly come before the meeting or any adjournment thereof.

If more than one of said proxies or their respective substitutes shall be present and vote at said meeting or any adjournment thereof, a majority of them so present and voting (or if only one be present and voting, then that one) shall have and exercise all the powers hereby granted. The undersigned revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

ALL PROXIES WILL BE VOTED, AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS NOTED HEREON.

IF INSTRUCTIONS ARE NOT GIVEN, THIS PROXY WILL BE TREATED AS GRANTING AUTHORITY TO VOTE IN FAVOR OF A NEW ADVISORY AGREEMENT.

		FOR	AGAINST	ABSTAIN

1. To approve a new investment advisory agreement between the Fund and Cutwater Investor Services Corp.

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

		SIGNATURE(S)		DATE